UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 13, 2016
Date of Report (Date of earliest event reported)
Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(404) 995-6050
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2016, Atlantic Capital Bank, N.A. (the “Bank”), the wholly-owned banking subsidiary of Atlantic Capital Bancshares, Inc., closed the transaction contemplated under a Purchase and Assumption Agreement dated December 17, 2015, as amended (the “Agreement”) with First Freedom Bank, a Tennessee-chartered commercial bank (“First Freedom”). Pursuant to the Agreement, First Freedom purchased, and the Bank sold, approximately $101 million in customer deposits, approximately $25 million in loans and approximately $5 million in other assets, including three branch offices of the Bank’s Tennessee banking operation.

The branch offices acquired by First Freedom are located at the following addresses:

•	614 West Main Street, Algood, Putnam County, Tennessee 38506;

•	376 West Jackson Street, Cookeville, Putnam County, Tennessee 38501; and

•	307 East Hull Avenue, Gainesboro, Jackson County, Tennessee 38562.

The branches reopened Monday, May 16 as First Freedom and the employees of the Bank will be retained as employees of First Freedom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Patrick T. Oakes
Patrick T. Oakes
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

May 16, 2016